FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Rutland Square Trust II

Series Number	3
Fund	Strategic Advisers Core Fund
Trade Date	03/09/11
Settle Date	03/15/11
Security Name	HCA Holdings Inc.
CUSIP	40412C101
Price	30.000
Transaction Value	$2,859,000.00
Class Size	3,786,000,000.00
% of Offering	0.076%
Underwriter Purchased From	J.P. Morgan
Underwriting Members: (1)	J.P. Morgan
Underwriting Members: (2)	BofA Merrill Lynch
Underwriting Members: (3)	Citigroup, Inc.
Underwriting Members: (4)	Barclays Capital
Underwriting Members: (5)	Credit Suisse
Underwriting Members: (6)	Deutsche Bank Securities
Underwriting Members: (7)	Goldman, Sachs & Co.
Underwriting Members: (8)	Morgan Stanley
Underwriting Members: (9)	Wells Fargo Securities
Underwriting Members: (10)	Credit Agricole CIB
Underwriting Members: (11)	Mizuho Securities USA Inc.
Underwriting Members: (12)	RBC Capital Markets
Underwriting Members: (13)	RBS
Underwriting Members: (14)	SMBC Nikko
Underwriting Members: (15)	SunTrust Robinson Humphrey
Underwriting Members: (16)	Avondale Partners
Underwriting Members: (17)	Baird
Underwriting Members: (18)	Cowen and Company
Underwriting Members: (19)	CRT Capital Group LLC
Underwriting Members: (20)	Lazard Capital Markets
Underwriting Members: (21)	Leerink Swann
Underwriting Members: (22)	Morgan Keegan
Underwriting Members: (23)	Oppenheimer & Co.
Underwriting Members: (24)	Raymond James
Underwriting Members: (25)	Susquehanna Financial Group, LLLP